Exhibit 99.1

Bitcoin Depot Expands Retail Footprint with 400 New Locations Across Iowa and Louisiana via Partnership with InComm Payments

Provides Greater Access for Users Who Want to Fund Their Bitcoin Wallet with Cash

ATLANTA – August 31, 2023 – Bitcoin Depot (NASDAQ: BTM), a U.S.-based Bitcoin ATM operator and leading fintech company, today announced the expansion of its BDCheckout program into Iowa and Louisiana through its ongoing partnership with InComm Payments, a leading global payments technology company with a nationwide retail network of over 90,000 locations. Initially launched in 2022, BDCheckout is an app-based experience facilitating a convenient way for users to load cash to their Bitcoin Depot digital wallets right at the cash register.

Through Bitcoin Depot’s partnership with InComm Payments, BDCheckout is now available at 246 total locations in Iowa across a variety of convenience store partners such as Kum & Go, Kwik Trip and Pilot Travel Centers. BDCheckout is also expanding into 166 locations in Louisiana.

“The expansion of BDCheckout announced today speaks to the superior service we provide to our users, and we are always seeking opportunities to increase the number of access points across more states,” said Bitcoin Depot Founder and CEO Brandon Mintz. “We launched BDCheckout last year to provide users with another layer of ease and convenience when managing their Bitcoin Depot digital wallets.”

Before the launch of BDCheckout in these states, Bitcoin Depot successfully acquired its money transmitter “MTL” license in Iowa and Louisiana.

To use BDCheckout, people must first download or update the Bitcoin Depot mobile app. The app allows users to generate a barcode within the app and fund their wallet with cash conveniently at the register of any nearby participating retail location.

About Bitcoin Depot

Bitcoin Depot (Nasdaq: BTM) was founded in 2016 with the mission to connect those who prefer to use cash to the broader, digital financial system. Bitcoin Depot provides its users with simple, efficient and intuitive means of converting cash into Bitcoin, which users can deploy in the payments, spending and investing space. Users can convert cash to Bitcoin at Bitcoin Depot’s kiosks and at thousands of name-brand retail locations in 25 U.S. states through its BDCheckout product. The Company has the largest market share in North America with approximately 6,400 kiosk locations as of June 30, 2023. Learn more at www.bitcoindepot.com.

About InComm Payments

InComm Payments is an innovative global payments technology provider. Leveraging dynamic technology and proven expertise, InComm Payments delivers enhanced end-to-end payment platforms and emerging financial technology solutions through a single integration, helping businesses grow across a wide range of industries including retail, healthcare, tolling & transit, incentives, mobile payments, digital currencies and financial services. By enabling omnichannel connections and alternative payment options to an ever-expanding consumer base in an increasingly digital ecosystem, InComm Payments creates seamless and valuable commerce experiences across the globe. With three decades of experience, over 525,000 points of distribution, 412 global patents and a presence in more than 40 countries, InComm Payments leads the payments industry from its headquarters in Atlanta, Ga. Learn more at www.InComm.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release and any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements are any statements other than statements of historical fact, and include, but are not limited to, statements regarding the expectations of plans, business strategies, objectives and growth and anticipated financial and operational performance, including our growth strategy and ability to increase deployment of our products and service. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements are often identified by words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; our ability to manage future growth; our ability to develop new products and services, bring them to market in a timely manner and make enhancements to our platform; the effects of competition on our future business; our ability to issue equity or equity-linked securities; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors described or referenced in filings with the Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this press release. We anticipate that subsequent events and developments will cause our assessments to change.

We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

Contacts:

Investors

Cody Slach, Alex Kovtun

Gateway Group, Inc.

949-574-3860

GSRM@gateway-grp.com

Media

Zach Kadletz, Brenlyn Motlagh, Ryan Deloney

Gateway Group, Inc.

949-574-3860

GSRM@gateway-grp.com